Exhibit (b)(1)(J)
CANCELLATION LETTER

December 18, 2006

J.P. Morgan Securities Inc.
JPMorgan Chase Bank, N.A.

Dear Sirs,

Cancellation Letter to the Commitment Letter

Reference is made to the commitment letter dated October 25, 2006 relating to the Facilities, and the Summary of Terms and Conditions attached thereto as Exhibit A and Exhibit B (the “Term Sheets”), as amended by a letter agreement dated November 9, 2006 as further amended by a letter agreement dated December 7, 2006 (together, the “Commitment Letter”), among J.P. Morgan Securities Inc., JPMorgan Chase Bank, N.A. (together, “JPMorgan”) and New Sunward Holding B.V. (“New Sunward”) and CEMEX, S.A.B. DE C.V., collectively referred to as “Party” or “Parties”. Capitalized terms used but not defined herein have the meanings assigned to them in the Commitment Letter and the Term Sheets (as applicable).

Following the successful issue of the perpetual securities further described in the Engagement Letter, the parties hereto agree that:

1.
the commitments granted by JPMorgan in respect of the Facilities (as set out in the Commitment Letter) shall be cancelled in full with effect from the date of this letter (such date being the “Commitment Termination Date”); and

2
except for those fees payable in connection with the cancellation hereunder include on an invoice from even date, no further fees shall be payable by New Sunward to JPMorgan or by JPMorgan to New Sunward pursuant to the Commitment Letter, the Term Sheets and certain fee letter October 25, 2006 following the Commitment Termination Date.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page following in the Next Page]

NEW SUNWARD HOLDING B.V.

By: /s/ Augustin Blanco
Name: Augustin Blanco
Title: Attorney-in-Fact - New Sunward Holding B.V.

CEMEX, S.A.B. DE C.V.

By: /s/ Augustin Blanco
Name: Augustin Blanco
Title: Attorney-in-Fact - CEMEX, S.A.B. DE C.V.

Accepted and agreed by:
J.P. MORGAN SECURITIES INC.

By:/s/ Simon Noble
Name: Simon Noble
Title: Vice President - J.P. Morgan Securities Inc.
Date: December 18, 2006

JPMORGAN CHASE BANK, N.A.

By:/s/ Linda M. Meyer
Name: Linda M. Meyer
Title: Vice President - JPMorgan Chase Bank, N.A.
Date:  December 18, 2006

[Signature Page of a Cancellation Letter dated 18.12.06]